UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             ------------------------------------------------------
                             OSAGE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

               Maryland                                 32-0181888
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

239 East Main Street, Pawhuska, Oklahoma,                              74056
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(Address of Principal Executive Offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
-------------------                            ------------------------------

Common Stock, $.01 par value                   The Nasdaq Stock Market, LLC
----------------------------                   ----------------------------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[ ]

Securities  Act  registration  statement file number to which this form relates:
333-137377
----------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

                                EXPLANATORY NOTE
                                ----------------

This amendment on Form 8-A/A to the Form 8-A filed by Osage Bancshares, Inc. on December 22, 2006 is being filed to change the name of the exchange on which each class of securities is to be registered to The Nasdaq Stock Market, LLC.


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

     The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisitions of Osage Bancshares, Inc." in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on November 17, 2006 (File No. 333-137377), is incorporated by reference in response to this Item 1.


Item 2.  Exhibits

3.1  Articles of Incorporation of Osage Bancshares, Inc.*

3.2  Bylaws of Osage Bancshares, Inc.*

---------------------
* Incorporated herein by reference to Exhibits 3(i) (Certificate of Incorporation) and 3(ii) (Bylaws) to Pre- Effective Amendment No. 1 to the Registration Statement on Form S-1 of Osage Bancshares, Inc. (Registration No. 333-137377), as filed with the Securities and Exchange Commission on October 24, 2006.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      OSAGE BANCSHARES, INC.




Date: December 22, 2006               By: /s/ Mark S. White
                                          --------------------------------------
                                          Mark S. White
                                          President and Chief Executive Officer